Exhibit 99.3

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., EST, on January 25, 2019.

Vote by Internet • Go to www.envisionreports.com/INDB • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website
Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR Proposals 1 and 2.

1.  Approve the Agreement and Plan of Merger, dated as of September 20, 2018 (the “merger agreement”), by and among Independent Bank Corp. (“Independent”), Rockland Trust Company, Blue Hills Bancorp, Inc. (“BHB”) and Blue Hills Bank, and to approve the transactions contemplated by the merger agreement, including the merger of BHB with and into Independent (the “merger”) and the issuance of up to 6,835,690 shares of Independent common stock in connection with the merger.

For ☐	Against ☐	Abstain ☐

2.  Authorize the board of directors of Independent to adjourn or postpone the special meeting, if necessary, to permit further solicitation of proxies in favor of the Independent merger agreement proposal or to vote on other matters properly before the special meeting.

For ☐	Against ☐	Abstain ☐

B	Non-Voting Items

Change of Address — Please print new address below.	Meeting Attendance

Mark the box to the right if you plan to attend the Special Meeting.	☐

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

/ /

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

THIS PROXY IS SOLICITED BY THE INDEPENDENT BANK CORP. BOARD OF DIRECTORS

The undersigned shareholder, appoint(s) each of Edward H. Seksay and Patricia M. Natale, acting individually, proxy of the undersigned (with full power of substitution), for and in the name(s) of the undersigned, to attend the Special Meeting of Shareholders of Independent Bank Corp. to be held at the DoubleTree by Hilton Boston located at 929 Hingham Street, Rockland, Massachusetts 02370, on Friday, January 25, 2019 at 10:00 a.m., Eastern Time, and any adjournment or postponement thereof, and to vote and act in regard to all powers the undersigned would possess, if personally present, and especially (but without limiting the general authorization and power given) to vote and act in accordance with any voting instructions herein provided.

YOUR SHARES WILL BE VOTED AS SPECIFIED. IF YOU SIGN AND RETURN THIS PROXY WITHOUT INDICATING HOW YOU WANT YOUR SHARES VOTED, THEY WILL BE VOTED IN ACCORDANCE WITH BOARD OF DIRECTORS RECOMMENDATIONS AND OTHERWISE AT THE DISCRETION OF THE PROXY HOLDER FOR ANY OTHER MATTER PROPERLY BROUGHT BEFORE THE SPECIAL SHAREHOLDER MEETING.

CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE